UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2016 (July 29, 2016)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2016, RockPile Energy Services, LLC (“RockPile”), a wholly-owned subsidiary of Triangle Petroleum Corporation (the “Company”), entered into an Amendment No. 3 to Credit Agreement (“Amendment No. 3”) with Citibank, N.A., as administrative agent and collateral agent, and the banks and other financial institutions party thereto.  Amendment No. 3 amends that certain Credit Agreement, dated March 25, 2014, as reported in a  Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2014, as amended on November 13, 2014, as reported in a  Current Report on Form 8-K filed with the SEC on November 19, 2014,  as further amended on April 13, 2016,  as reported in the Company’s Annual Report on Form 10-K filed with the SEC on April 14, 2016 and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 8, 2016  (collectively, the “Credit Agreement”). Amendment No. 3 amends certain provisions in the Credit Agreement relating to informational and process requirements and deadlines.

The description above is only a summary of Amendment No. 3 and is qualified in its entirety by reference to a copy of Amendment No. 3, which will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2016	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel